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                                                                   EXHIBIT 10.16

                          SAP Global Partner - Services

                                    Agreement

between        SAP AG
               Systems, Applications Products in Data Processing
               Neurottstrasse 16
               69190 Walldorf
               Germany
               (hereinafter: SAP)

and            BearingPoint, Inc.
               1676 International Drive
               McLean, VA 22102
               USA

               (hereinafter: BearingPoint)

1.   Subject of the Agreement

     The subject of this Agreement is the worldwide cooperation of the parties hereto within the scope of the SAP Partner Value Net Program of SAP. The objective of this Agreement is to further the implementation of SAP's software systems with the assistance of BearingPoint in its capacity as an experienced consulting firm. Within the framework of this Agreement, the parties hereto shall promote and support cooperation on a national level and strive to conclude cooperation agreements to this effect.

2.   Scope of the Agreement

2.1 This Agreement shall form the basis for the worldwide cooperation of the parties hereto. It shall be detailed and supplemented in (local/national) cooperation agreements to be concluded between the respective SAP subsidiaries and the local representatives of BearingPoint.

2.2 This Agreement shall not affect any cooperation agreements already existing on the local/national level. Inasmuch as such local/national agreements contain any provisions, which conflict with or supplement this Agreement, the former shall take precedence.

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3.   Relationship of the Parties to the Agreement

3.1 BearingPoint and SAP are independent contractors acting for their own account, and neither party or its employees are authorized to make any representation otherwise or any commitment on the other party's behalf unless previously authorized by such party in writing. Neither party is responsible to any end user for the quality of services or products provided by the other party. Each party is solely responsible for establishing the prices for it's own products.

3.2  The rights granted shall neither be exclusive nor transferable.

3.3 Neither party hereto shall be authorized to make statements or promises on behalf of the other party or to commit the other party to providing services for a customer/prospect.

3.4 This agreement shall not establish any distribution rights or rights to remuneration, therefore neither party is a distributor or agent for the products or services of the other. The parties hereto may agree to make favorable reference to the services or products of the other party.

3.5 The parties hereto shall quarterly (based on the agreed review dates in the business plans mentioned in 3.6 below) inform each other about global market trends, especially those affecting the SAP market, upcoming projects, and any problems that occur. The parties hereto shall treat this information confidentially.

3.6 This cooperation is based on the business plans of the respective parties for worldwide cooperation. These plans shall be adopted annually and updated quarterly. They may be based on the business plans adopted annually and updated quarterly according to the national/local cooperation agreements.

3.7 The parties hereto shall set up a Cooperation Board to coordinate the cooperation efforts and to ensure the exchange of information between the parties on all important matters relating to the cooperation. This Cooperation Board shall consist of a representative from top management (Executive Sponsor) and a contact person from Alliance Management (BearingPoint Account Manager) respectively, who shall be available to answer any questions affecting the cooperation. This Cooperation Board shall meet at least twice a year, and if necessary more often (Executive Meetings). The parties hereto shall appoint the members of the Cooperation Board within four weeks of concluding this Agreement.

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4.   Services of BearingPoint

4.1 Bearing Point shall use commercially reasonable efforts to acquire and maintain a comprehensive, in depth knowledge of SAP Products. The parties shall address terms relative to training and certification of BearingPoint consultants in a separate agreement BearingPoint agrees to fulfill further BearingPoint obligations as described in the SAP BearingPoint Value Net Handbook as specified in Exhibit C.

4.2 BearingPoint shall appoint a contact person to coordinate the worldwide cooperation of the parties. This person shall be authorized to make binding statements on behalf of BearingPoint and to accept statements on behalf of BearingPoint as well as to make or bring about any necessary decisions. BearingPoint shall also name an executive who shall be available, in addition to the contact person, to deal with any problems and questions arising in connection with the cooperation. BearingPoint shall list in Exhibit B hereto the territories/countries within it will provide consulting services around SAP Products. Any updates to that list shall be made in the business plans mentioned in Section 3.6 above.

4.3 BearingPoint shall actively participate in Executive Meetings. The BearingPoint Account Manager and the Executive Sponsor as defined in
     Section 3.8 above shall be obliged to participate.

4.4  BearingPoint may make favorable reference to SAP products.

4.5 BearingPoint agrees to make its name and logo available to SAP for SAP's use in promoting BearingPoint's services under the SAP Alliance Partner Program in accordance with the terms of BearingPoint's logo policies, which are attached hereto as Exhibit E and incorporated herein by reference. Prior to each new use, SAP shall submit the proposed use to the BearingPoint for its consent.

4.6 Within the scope of the SAP partnership program, BearingPoint shall endeavor to promote the conclusion of local/national cooperation agreements worldwide and shall support existing cooperation agreements on the national level.

5.   Services of SAP

5.1 SAP shall appoint a contact person to coordinate the worldwide cooperation of the parties. This person shall be authorized to make binding statements on behalf of SAP and to accept statements on behalf of SAP as well as to make or bring about any necessary decisions. SAP shall also name an executive who shall be available, in addition to the contact person, to deal with any problems and questions arising in connection with the cooperation.

5.2 SAP shall hold Executive Meetings for the members of the Cooperation Board at regular intervals.

5.3 As a Global Partner, BearingPoint is entitled to use the partner logo "SAP Global Partner-Services" for the term of this Agreement and according to the terms set forth in Exhibit A which will identify it as an official SAP Partner. The partner logo may be used

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     by BearingPoint on a global basis. Prior to each new use, the Partner shall submit the proposed use to SAP for its consent.

5.4 SAP may make favorable reference to BearingPoint's consulting services in its dealings with customers/prospects.

5.5 To translate the global cooperation to the national level, SAP shall promote the conclusion of national cooperation agreements and support national cooperation efforts.

5.6 SAP may provide to Partner marketing activities as specified in Exhibit D and separately agreed between the parties based on the relevant business plan.

6.   Liability

     Neither party shall be liable under this Agreement unless in the case of negligence, willful misconduct, breach of confidentiality or the misappropriation of any parties trademarks according to Sections 4.5. and
     5.3. In the case of negligence, liability shall be limited to typical foreseeable damages up to fifty thousand ($50,000) USD. The parties hereto are liable to exercise the same diligence in their dealings with one another as they usually employ in their own business affairs.

7.   Copyright

     As between the Parties hereto, each Party will retain ownership of all of its products, proprietary materials, trademarks and/or service marks used in the performance of this Agreement, including but not limited to software, designs, demoware, prototypes, tools, techniques, documentation, methodology and all other Confidential Information. The Parties will not jointly develop any enhancements, documentation or other materials except pursuant to a separate written agreement, which shall address, among other things, the scope of work, the responsibilities of each Party for their respective development efforts, as well as ownership, rights to use, confidentiality and duty to account to the other for the exploitation and use of the jointly developed property.

     BearingPoint acknowledges that the entire copyright to SAP's software, its accompanying documentation, and other documents and information pertaining to the software and all other intellectual property rights in the software are the sole property of SAP.

8.   Confidentiality

8.1 "Confidential Information" shall mean all documents, software and documentation, reports, financial or other data, records, forms, tools, products, services, methodologies, present and future research, technical knowledge, marketing plans, trade secrets, and other materials obtained by BearingPoint and SAP from each other in the course of performing hereunder, whether tangible or intangible and whether or not stored, compiled, or memorialized physically, electronically, graphically or in writing. Confidential Information shall include, without limitation, the terms of this Agreement and all records and information (i) that have been marked or

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     identified as "proprietary," "confidential," or a "trade secret," (ii)
     whose confidential nature has been made known by BearingPoint or by SAP as a receiving party, or (iii) that due to their character and nature a reasonable person under like circumstances would treat as confidential. Notwithstanding the foregoing, Confidential Information does not include and shall cease to include as the case may be, either Party's information which: (i) is already known to the other Party at the time of disclosure;
     (ii) is or becomes publicly known through no wrongful act or failure of the other Party; (iii) is independently developed by the other Party without benefit of the disclosing Party's Confidential Information; or (iv) is received from a third party which is not under and does not thereby breach an obligation of confidentiality.

8.2 The Parties may, in connection with this Agreement, disclose Confidential Information to each other. The Parties agree that Confidential Information shall not be provided or disclosed to anyone except those employees of the receiving Party with a need to know under this Agreement. Notwithstanding the above, both Parties' financial information and all information disclosed by BearingPoint or SAP about their current and future software products and technologies shall be considered Confidential Information without regard to the form of disclosure or to whether such information was identified as confidential or proprietary. Confidential Information may be used by receiving Party solely in connection with performance of its obligations under this Agreement. Each Party agrees to protect the other's Confidential Information at all times and with the same degree of care that it regularly employs to safeguard its own proprietary and Confidential Information from unauthorized use or disclosure, but in no event with less than a reasonable degree of care.

8.3 Neither Party shall, except with respect to those of its employees with a need to know under this Agreement, use or disclose to any person, firm or entity any Confidential Information of the other Party without such other Party's express, prior written permission; provided, however, that notwithstanding the foregoing, either Party may disclose Confidential Information to the extent that it is required to be disclosed pursuant to a statutory or regulatory provision or court order. Each Party shall deliver to the other Party such other Party's Confidential Information and all copies thereof when such other Party requests the same or immediately upon termination of this Agreement, whichever occurs earlier, except for one copy thereof that BearingPoint may retain for its records for use in its internal quality assurance processes.

8.4 The obligations and restrictions of confidentiality imposed by this Section 8 shall survive any termination of this Agreement for a period of two (2) years from the date of expiration or termination.

8.5 No rights or licenses to or under patents, trademarks, copyrights, trade secrets or other intellectual property rights are granted or implied by any disclosure of Confidential Information by the disclosing Party. Confidential Information and any and all copies thereof shall remain the property of the disclosing Party and shall be destroyed or returned upon the request of the disclosing Party. Within thirty (30) days after termination of this Agreement, both parties shall prepare all items in its possession containing the other parties Information for shipment, as directed by the other party, at the other parties expense. Neither party shall not make or retain any copies of any Confidential Information which may have been entrusted to it.

9.   Press Releases and Publicity

     Any new release, public announcement, advertisement or publicity proposed to be released by either party concerning any item arising under this Agreement shall be subject to the approval of the designated representatives of both parties.

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10.  Non-solicitation

     During the term of this Agreement and for one (1) year after its termination, SAP and BearingPoint agree that neither shall directly solicit for employment any staff of the other party who have been directly and substantively involved in performance under this Agreement, without the written consent of the other party.

11.  Term and Termination

11.1 This Agreement shall come into effect upon being signed by both parties, with an initial term of two (2) years, with one automatic renewal for one two (2) additional years term unless, at least six (6) weeks prior to the renewal date, either party gives written notice of its intention not to renew this Agreement.

11.2 If either Party markets and/or develops products and/or services on a large scale which are in direct competition with the other Party's products and/or services, and if the other Party deems that the cooperation is therefore no longer meaningful, such Party shall be entitled to terminate this Agreement by giving six weeks' notice. Furthermore either party shall be entitled to terminate this Agreement by giving six weeks' notice if the other party becomes subject to a change in its ownership that is not reasonable acceptable to the terminating party.

11.3 Without prejudice to the right to terminate the Agreement for an important reason, this Agreement may also be terminated at six weeks' notice if either party persistently fails to perform any material obligations hereunder including but not limited to the obligations described in the business plans mentioned in Section 3.6 above, in spite of having received written notice threatening termination.

11.4 Notice of termination must be in writing.

11.5 Following the termination of this Agreement, all the rights and obligations hereunder shall expire unless otherwise stipulated.

11.6 Termination of this Agreement shall not affect any other existing agreements between the parties.

12.  Dispute Resolution Procedures

     In the event of a dispute arising out of this Agreement or in connection with the cooperation efforts in general, the Cooperation Board shall attempt to bring about an amicable settlement. If a settlement cannot be reached at this level, the matter shall be decided at executive level.

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14.  General Provisions

14.1 All notices required to be given under this Agreement shall be sent by certified mail to:

with a copy to:

BearingPoint, Inc.
1676 International Drive
McLean, VA 22102
Attention: Legal Department,
Alliances

   Attention:

and to

                  SAP AG
                  Neurottstrasse 16
                  69185 Walldorf
                  Germany

     Attention:   Legal Department

14.2 Any amendments to this Agreement must be made in writing. Oral agreements shall not be valid.

14.3 This Agreement shall be governed by the laws of the Federal Republic of Germany.

14.4 This Agreement shall be subject to the jurisdiction of the courts of Frankfurt, Germany.

14.5 If any of the provisions of this Agreement are held invalid, such provisions shall be deemed severed and the remaining provisions shall remain in full force and effect. Instead of the invalid provision, a legally effective provision designed to achieve the same purpose shall be deemed to have been agreed. The same applies to provisions supplementing the Agreement.

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SAP Aktiengesellschaft                   BearingPoint, Inc.


By: /s/ Stephan Rossir                   By: /s/ Gail P. Steinel
    ---------------------------------        -----------------------------------

Print Name: Stephan Rossir               Print Name: Gail P. Steinel
            --------------------------

Title: SVP GPM                           Title: Executive Vice President
       -------------------------------

Date: 8.3.3                              Date: 20-02-2003
      --------------------------------


By: /s/ Kerstin Tinter                   By: /s/ Brigitte Wallesch
    ---------------------------------        -----------------------------------

Print Name: Kerstin Tinter               Print Name: Brigitte Wallesch
            --------------------------

Title: Global Partner Director           Title: Vice President
       -------------------------------

Date: 12-03-2003                         Date: 20-02-2003
      --------------------------------

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